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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the incorporation by reference in this Registration Statement (Form S-1) of E-Stamp Corporation for the registration of shares of its common stock and to the reference to our firm under the caption "Experts" and "Selected Financial Data" included in the Registration Statement (Form S-1,
No. 333-85359), of our report dated February 19, 1999, except for the "Stock Subject to Rescission" paragraphs of Note 4 and for Note 10 as to which the date is October 6, 1999, with respect to the financial statements of E-Stamp Corporation as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, included in the Registration Statement (Form S-1, No. 333-85359), as amended, and the related Prospectus of E-Stamp Corporation filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP

Palo Alto, California
October 6, 1999